Exhibit 23.4



                         INDEPENDENT AUDITOR'S CONSENT





The Board of Directors
Able Telcom Holding Corp.




We consent to the use of our reports dated MArch 13, 1996,February 26, 1994 and July 21, 1993 relating to the financial statements of Georgia Electric Company that are incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                           /s/ Mitchell, Honeycutt & Ray, P.C.
                                           -----------------------------------
                                           Mitchell, Honeycutt & Ray, P.C.


Smyrna, Georgia
May 29, 1997